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                                                                     EXHIBIT 5.2
                   [SMITH, GAMBRELL & RUSSELL, LLP LETTERHEAD]




  Terry Ferraro Schwartz
   (404) 815-3731
E-Mail:tschwartz@sgratl.com


                                  June 5, 1998



Board of Directors
Florida Banks, Inc.
4110 Southpoint Boulevard
Suite 212, Southpoint Square II
Jacksonville, Florida 32216-0925

         Re:      Florida Banks, Inc.
                  Registration Statement on Form S-4
                  Registration Number 333-51095
                  1,250,000 Shares

Ladies and Gentlemen:

         We have acted as counsel for Florida Banks, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-4 (the "Registration Statement"), of 1,250,000 shares of the Company's Common Stock, $.01 par value per share (the "Shares"). The Shares are issuable by the Company in exchange for previously outstanding shares of the common stock, $1.00 par value per share, of First National Bank of Tampa, a national bank ("First National"), pursuant to the terms and conditions of that certain Merger Agreement dated March 30, 1998 by and between the Company and First National.

         In connection therewith, we have examined the following:

         (1) The Articles of Incorporation, as amended, of the Company, certified by the Secretary of State of the State of Florida;

         (2) The By-Laws of the Company, certified as complete and correct by the Secretary of the Company;




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Board of Directors
Florida Banks, Inc.
June 5, 1998
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         (3)      The minute book of the Company, certified as correct and
                  complete by the Secretary of the Company;

         (4) Certificate of Good Standing with respect to the Company, issued by the Secretary of State of the State of Florida; and

         (5)      The Registration Statement.

         Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

         (A) The Company has been duly incorporated and is validly existing under the laws of the State of Florida; and

         (B) The 1,250,000 shares of Common Stock covered by the Registration Statement to be sold by the Company have been legally authorized and, when issued and sold in accordance with the terms described in the Registration Statement, will be legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained in said Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                 Very truly yours,

                                 SMITH, GAMBRELL & RUSSELL, LLP



                                 /s/ Terry Ferraro Schwartz
                                 ----------------------------------------
                                 Terry Ferraro Schwartz




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